Exhibit 10.1

COPYRIGHT TRANSFER AGREEMENT

This Copyright Transfer Agreement (“Agreement”) is entered into as of November 24, 2025, by and between:

Shohan Event Organizers Co., L.L.C., a limited liability company incorporated in the United Arab Emirates (“Party A”), and

Professional Diversity Network, Inc., a Delaware corporation with its shares of common stock listed on the Nasdaq Capital Market in the United States (“Party B” or the “Company,” and together with Party A, the “Parties”).

Recitals

WHEREAS, Party B desires to expand its business sectors into Web3.0 digital copyright monetization and related asset-backed product offering, including multiple music works as future WEB3.0 real-world asset digital monetization products (RWA) and as digital copyright trading products for its WEB3.0 investment banking business;

WHEREAS, in furtherance of such strategic expansion, Party B has agreed to acquire from Party A certain original musical works to be developed and delivered by Party A, and Party A has agreed to transfer to Party B all rights, title and interest in and to such musical works;

NOW, THEREFORE, in accordance with the provisions of the U.S. Copyright Act and other applicable laws, and in consideration of the mutual covenants and agreements contained herein, , the Parties hereby agree as follows:

1. Works and Copyright Transfer

1.1 Works

Party A shall create and deliver a total of five (5) original musical works (the “Works”).

1.2 Type: Musical works.

1.3 Assignment of Copyright

Subject to the terms of this Agreement, Party A irrevocably assigns, transfers and conveys to Party B all worldwide rights, title, and interests in and to the Works and all associated copyrights, including all rights under 17 U.S.C. §106 and comparable foreign rights, free and clear of any liens, claims, or encumbrances.

1.4 Delivery Deadline

Party A shall complete and provide the Works to Party B by December 8, 2025, unless Party B grants a written extension.

1.5 Originality and Documentation

Party A represents and warrants that the Works are original creations by Party A. Should any portion of a Work incorporate third-party or derivative material, Party A shall supply documentation demonstrating valid licenses or assignments covering such material.

1.6 Content Requirements

The Works shall not include any content prohibited by applicable law, including but not limited to content involving national security risks, obscene or defamatory content, incitement of illegal activity, infringement of third-party rights or other unlawful or harmful content.

1.7 Transferred Rights

The rights transferred to Party B include, without limitation:

reproduction

distribution

rental

public performance

exhibition

broadcasting

information-network dissemination

adaptation

translation

compilation

cinematographic and audiovisual production rights

1.8 Warranties

Party A represents and warrants that it possesses all rights necessary to transfer the Works and that no portion infringes any third-party rights. Party A shall indemnify Party B for any losses arising from a breach of this warranty. Party A further represents and warrants that: (a) it is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation; (b) it has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder; (c) the execution and delivery of this Agreement have been duly authorized by all necessary corporate action on its part; and (d) this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms.

1.9 Moral Rights

To the fullest extent permitted by law, Party A irrevocably waives and agrees not to assert any moral rights, including rights of attribution and integrity.

2. Transfer Fee and Payment

2.1 Fee: The total copyright transfer fee shall be USD 1,576,920 (the “Consideration”).

2.2 Payment

Party B shall pay Consideration either (a) in cash, in one lump sum, or (b) in newly issued shares of common stock of Party B (the “Shares”), or in a combination thereof, The total number of shares to be issued shall be equivalent to 927,600 Shares, subject to Section 2.4.

2.3 Payment Method: All cash payments shall be made to the bank account designated by Party A. Any stock issuance shall be effected by book-entry through the transfer agent of Party B, in accordance with customary settlement procedures of The Nasdaq Stock Market LLC (“Nasdaq”).

2.4 Nasdaq and Legal Compliance

(a)

Any issuance of Shares shall be structured as exempt issuance from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and subject to approval of the board of directors of Party B and shall comply with applicable U.S. federal and state securities laws and Nasdaq requirements, including Nasdaq Listing Rule 5635. Notwithstanding anything herein to the contrary, Party B shall not issue to Party A, and Party A shall not be entitled to receive, a number of Shares pursuant to this Agreement which, when aggregated with all other issuances of common stock of Party B to Party A under this Agreement or otherwise, would exceed 19.99% of Party B’s outstanding shares of common stock as of November 20, 2025 (the “Cap”), unless and until Party B obtains the requisite shareholder approval as required by Nasdaq Listing Rule 5635. Party B’s transfer agent shall be entitled to rely upon written instructions from the Company in enforcing this provision.

(b)

The issuance price per Share shall be calculated based on the volume-weighted average price (VWAP) over the five (5) consecutive trading days immediately preceding the issuance date, and in no event shall be below the “Minimum Price” under Nasdaq Listing Rule 5635(d).

2.5 Disclosure

Party A acknowledges and agrees that the issuance of Shares will require Party B to file public disclosures, including Current Report on Form 8-K filings, and disclosure to Nasdaq, and agrees to provide any information reasonably required for such compliance in a timely manner.

2.6 Lock-Up Restriction

Shares issued to Party A shall be subject to a six-month lock-up, during which Party A may not sell, transfer, or dispose of the Shares without Party B’s prior written consent, except where permitted by law.

3. Obligations of Party A

3.1 Authorship Waiver

Party A waives the right to be credited as the author of the Works and any related rights of attribution.

3.2 No Additional Compensation

Party A shall not claim any additional payments, royalties, or consideration beyond what is expressly provided herein.

3.3 No Re-Transfer

Party A shall not re-transfer or attempt to re-transfer any rights after they have been assigned to Party B.

3.4 Delivery Requirements

Party A shall provide Party B with complete versions of the Works—including lyrics, composition, vocals, mixing, and other components—in the format reasonably requested by Party B.

3.5 Rights Included

Transferred rights include public performance, reproduction, synchronization, mechanical license, master rights, and all analogous rights under relevant laws.

3.6 Securities Representations

Party A represents that:

(a) it is acquiring the Shares for investment purposes only and not with a present view to resale or distribution in violation of applicable securities laws; it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and as a condition precedent to the issuance of any Shares, it shall promptly deliver to Party B a duly executed investor questionnaire and other documentation reasonably required by Party B to verify such status;

(b) it understands that the Shares have not been, and will not be, registered under the Securities Act, or any state securities laws, and are being issued in reliance upon a specific exemption from the registration provisions of the Securities Act and such state securities laws;

(c) it will not sell, transfer or dispose of the Shares except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom;

(d) it will execute such additional investor representation letters or lock-up agreements as reasonably requested by Party B to comply with the Nasdaq rules and applicable securities laws; and

(e) it understands that the Shares are “restricted securities” under the Securities Act and that a restrictive legend in substantially the following form will be placed on any book entries representing the Shares:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

4. Obligations of Party B

4.1 Ownership

Upon transfer, Party B shall have full ownership of the Works, including all associated rights listed in Section 1.7.

4.2 Share Issuance

Party B shall issue the Shares to Party A in accordance with Section 2.

4.3 Promotional Use

Party B may use Party A’s name, likeness and related honors for promotional purposes relating to the Works, provided such use is lawful and maintains a positive public image. Party A shall reasonably cooperate in such promotional activities.

4.4 Interpretive Authority

Party B retains the right to interpret the scope of the transferred rights, so long as such interpretation does not contradict the explicit terms of this Agreement.

4.5 Regulatory Compliance

The issuance of Shares is conditioned upon (a) final approval by its board of directors, (b) confirmation that such issuance does not require shareholder approval under the applicable Nasdaq rules, or if required, the receipt of such shareholder approval, and (c) full compliance with U.S. federal and state securities laws.

4.6 Required Disclosures

Party B may make disclosures it deems necessary under the U.S. Securities and Exchange Commission (the “SEC”) and Nasdaq rules. Party A shall reasonably cooperate in providing required information.

5. Confidentiality

Each Party shall maintain the confidentiality of this Agreement and any non-public information received from the other Party in connection herewith (“Confidential Information”). Neither Party shall disclose Confidential Information without the prior written consent of the other, except (a) to the extent required by applicable law, regulation, or court order, or (b) by Party B in connection with its obligations to make disclosures under the rules of the SEC or Nasdaq, including, without limitation, the filing of a Current Report on Form 8-K to disclose the execution of this Agreement and the transactions contemplated herein, and the filing of this Agreement as an exhibit to such report or Party B’s periodic reports. This confidentiality obligation shall survive termination or expiration of this Agreement.

6. Force Majeure

A Party affected by events beyond its reasonable control shall be excused from performance for the duration of such events, with notice to the other Party.

7. Breach and Remedies

7.1 Good Faith. Both Parties shall perform this Agreement in good faith.

7.2 Remedies. If a Party breaches this Agreement and causes loss to the other, the non-breaching Party may pursue all remedies available at law or in equity.

7.3 Unauthorized Transfer. If Party A re-transfers any copyrights without written consent of Party B or if the Works infringe third-party rights, Party B may terminate this Agreement and claim damages.

7.4 Failure to Cure. If Party A fails to cure a breach within the period specified by Party B in written notice, Party B may terminate this Agreement and pursue damages.

7.5 Indemnification Procedure. If any claim is commenced against Party B for which it is entitled to indemnification under Section 1.8 (a “Claim”), Party B shall give Party A prompt written notice of such Claim. Party A shall have the right to assume the defense of such Claim with counsel reasonably satisfactory to Party B. Party B shall have the right to participate in the defense of any Claim with its own counsel at its own expense. Party A shall not settle any Claim without Party B’s prior written consent (which shall not be unreasonably withheld) if such settlement imposes any non-monetary obligation on Party B or does not include a full and unconditional release of Party B from all liability with respect to such Claim.

8. Dispute Resolution

The Parties shall first attempt negotiation in good faith. If unresolved, disputes shall be brought exclusively in state or federal courts located in the State of New York, which shall have exclusive jurisidiction. Each Party irrevocably consents to such jurisdiction and venue.

9. Miscellaneous

This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes all prior negotiations and understandings; may only be amended in writing; may be executed in counterparts (including by electronic signature), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; is governed by and construed in accordance with New York law, without regard to conflicts of law principles; binds successors and permitted assigns, and creates no third-party beneficiary rights. Party B may assign this Agreement without Party A’s consent. In the event of litigation, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and costs. Party A shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Party B may reasonably request to the extent necessary to effectively carry out the transactions contemplated by this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

Party A: Shohan Event Organizers Co., L.L.C. (Signature)

By: /s/ Jaze Muhammed

Name: Jaze Muhammed

Title: Chief Executive Officer

Date: 11/24/2025

Party B: Professional Diversity Network, Inc. (Signature)

By: /s/ Xun Wu

Name: Xun Wu
Title: Chief Executive Officer
Date: 11/24/2025